EXHIBIT 99.1
News
For Immediate Release	Contact:
April 24, 2014	Rick B. Honey
(212) 878-1831

MINERALS TECHNOLOGIES REPORTS FIRST QUARTER EARNINGS
 OF $0.58 PER SHARE, EXCLUDING SPECIAL ITEMS,
 A 5-PERCENT INCREASE OVER PRIOR YEAR
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Reported Earnings per Share were $0.45, including Acquisition-Related Costs
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Highlights:

•	Signed Merger Agreement to Acquire AMCOL International
•	New 100,000-Ton Satellite Contract in China
•	Two New Commercial Agreements for FulFill® E-325
•	Refractories Growth in Europe and Middle East
•	North America Weather Impact on All Business Units

NEW YORK, April 24—Minerals Technologies Inc. (NYSE: MTX) today reported first quarter earnings per share of $0.58, excluding transaction costs related to the acquisition of AMCOL International, a 5-percent increase over the $0.55 earnings per share for the same period in 2013.  Reported earnings per share were $0.45 per share, including acquisition-related costs, for the first quarter of 2014.

"Minerals Technologies achieved a major strategic objective in the first quarter when we signed a merger agreement to acquire AMCOL International," said chairman and chief executive officer Joseph C. Muscari. "The company is entering a new chapter in its 21-year history. The new MTI will be a $2 billion company with market-leading positions in precipitated calcium carbonate and bentonite, which will provide us with a broad platform for future growth.

"Looking at our first quarter, we had a good start to the year with solid financial performance, despite the impact of the severe winter weather in North America," said Mr. Muscari.

Operating income, excluding acquisition-related transaction costs, increased 2 percent to $28.7 million, and was 11.7 percent of sales. The company's worldwide sales declined 2 percent to $244.4 million from $250.5 million in the previous year. Foreign exchange had an unfavorable impact of 1 percentage point, and the severe weather in North America added another percentage point to this decline. Operating income, as reported, was $23.6 million.

The North American weather-related effect, which lowered sales by $2.0 million and increased energy costs, reduced operating income by about $2.3 million or approximately 5 cents per share.

First quarter worldwide sales for the Specialty Minerals segment, which consists of the precipitated calcium carbonate (PCC) and Processed Minerals product lines, decreased 4 percent to $159.7 million. Underlying sales, excluding foreign exchange, decreased 2 percent. The segment's income from operations decreased to $21.5 million, and was 13.5 percent of sales.

Worldwide sales of PCC, which is used mainly in the manufacturing processes of the paper industry, decreased to $129.1 million from the prior year. This dip in sales was primarily attributable to North American weather-related paper mill outages and to two previously announced paper mill closures that resulted in paper grade realignments to other paper mills.

"During the quarter, our Paper PCC business made two significant advances," said Mr. Muscari. "We signed a contract for a new 100,000-ton satellite PCC plant with UPM at its paper mill in Changshu, China. And, we obtained two new commercial agreements for use of our FulFill® E-325 technology with world-class paper companies in Europe and North America. This technology allows papermakers to increase loading levels of PCC by three to five points, replacing higher cost pulp, and increasing PCC usage between 20 to 30 percent. We now have 16 agreements with paper mills around the world to use this cost-saving technology."

Processed Minerals products first quarter sales increased 3 percent over the prior year to $30.6 million. The talc product line had a strong performance with an 8-percent increase in sales. Processed Minerals includes ground calcium carbonate and talc, which are used in the building materials, polymers, ceramics, paints and coatings, glass and other manufacturing industries.

First quarter sales in the Refractories segment, which provides products and services primarily to the worldwide steel industry, were up 1 percent to $84.7 million compared with the first quarter of 2013. The Refractories segment recorded an operating income increase of 33 percent to $9.2 million compared to the same period in the prior year. This increase was driven by sales growth and improved margins in Refractory products and Metallurgical Wire in Europe and the Middle East, as well as favorable product mix in North America Metallurgical Wire products.

"We have a positive start for the year with the signing of the merger agreement with AMCOL and solid first quarter financial performance," said Mr. Muscari. "Going forward, we will be focused on integrating AMCOL, and will continue on a high performance track by executing our strategies of geographic expansion and new product innovation throughout the combined company."

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Minerals Technologies will sponsor a conference call tomorrow, April 25, 2014 at 11 a.m. The conference call will be broadcast live on the company web site: www.mineralstech.com.
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NOTICE TO INVESTORS
This press release is neither an offer to purchase nor a solicitation of an offer to sell shares of AMCOL's common stock. MTI has filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described herein, and AMCOL has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 regarding such tender offer. AMCOL's stockholders are strongly advised to read these tender offer materials carefully and in their entirety, as they may be amended from time to time, because they contain important information about such tender offer that AMCOL's stockholders should consider prior to making any decisions with respect to such tender offer. Stockholders of AMCOL may obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov or by directing a request to the Information Agent at (888) 750-5834.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2013 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in thousands, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Mar. 30,	Dec. 31,	Mar. 31,
	2014	2013	2013	Prior Qtr.	Prior Year

Net sales	$244,396	$256,633	$250,513	(5)%	(2)%

Cost of goods sold	189,084	197,640	194,630	(4)%	(3)%

Production margin	55,312	58,993	55,883	(6)%	(1)%

Marketing and administrative expenses	21,533	22,914	22,812	(6)%	(6)%
Research and development expenses	5,094	5,108	4,818	(0)%	6%
Acquisition related transaction costs	5,101	0	0	*	*
Insurance settlement (gain)	0	(2,491)	0	*	*

Income from operations	23,584	33,462	28,253	(30)%	(17)%

Non-operating income (deductions) - net	(310)	(569)	133	(46)%	(333)%

Income from continuing operations, before tax	23,274	32,893	28,386	(29)%	(18)%

Provision for taxes on income	7,003	9,295	8,046	(25)%	(13)%

Income from continuing operations, net of tax	16,271	23,598	20,340	(31)%	(20)%

Income (loss) from discontinued operations, net of tax	8	(39)	(736)	*	*

Consolidated net income	16,279	23,559	19,604	(31)%	(17)%

Less: Net income attributable to non-controlling interests	664	969	848	(31)%	(22)%

Net Income attributable to Minerals Technologies Inc. (MTI)	$15,615	$22,590	$18,756	(31)%	(17)%

Weighted average number of common shares outstanding:

Basic	34,420	34,362	34,996

Diluted	34,680	34,752	35,253

Earnings per share attributable to MTI:

Basic:
Income from continuing operations attributable to MTI	$0.45	$0.66	$0.56	(32)%	(20)%
Gain (loss) from discontinued operations attributable to MTI	0.00	0.00	(0.02)	*	*
Net Income attributable to MTI common shareholders	$0.45	$0.66	$0.54	(32)%	(17)%

Diluted:
Income from continuing operations attributable to MTI	$0.45	$0.65	$0.55	(31)%	(18)%
Gain (loss) from discontinued operations attributable to MTI	0.00	0.00	(0.02)	*	*
Net Income attributable to MTI common shareholders	$0.45	$0.65	$0.53	(31)%	(15)%

Cash dividends declared per common share	$0.05	$0.05	$0.05

* Percentage not meaningful

	MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
	NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)	For comparative purposes, the quarterly periods ended March 30, 2014, December 31, 2013 and March 31, 2013 consisted of 89 days, 93 days, and 90 days, respectively.

2)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended March 30, 2014, December 31, 2013 and March 31, 2013 and a reconciliation to reported earnings per share for such periods.  The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Mar. 30,	Dec. 31,	Mar. 31,
		2014	2013	2013
	Income from continuing operations attributable to MTI	$15.6	$22.6	$19.5

	Special items:
	Acquisition related transaction costs, net of tax	5.1	0.0	0.0
	Insurance settlement (gain), net of tax	0.0	(2.5)	0.0
	Related tax effects on special items	(0.6)	1.0	0.0

	Income from continuing operations attributable to MTI, excluding special items	$20.1	$21.1	$19.5

	Diluted earnings per share, excluding special items	$0.58	$0.61	$0.55

3)
Free cash flow is defined as cash flow from continuing operations less capital expenditures.  The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended March 30, 2014, December 31, 2013  and March 31, 2013 and a reconciliation to cash flow from operations for such periods.  The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities.  Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.  The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Mar. 30,	Dec. 31,	Mar. 31,
		2014	2013	2013
	Cash flow from continuing operations	$15.1	$44.2	$26.0
	Capital expenditures	11.3	11.6	8.7
	Free cash flow	$3.8	$32.6	$17.3

4)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Mar. 30,	Dec. 31,	Mar. 31,
		2014	2013	2013
	Interest income	$0.7	$0.9	$0.7
	Interest expense	(0.8)	(0.8)	(0.8)
	Foreign exchange gains (losses)	0.1	(0.6)	0.6
	Other deductions	(0.3)	(0.1)	(0.4)
	Non-operating income (deductions), net	$(0.3)	$(0.6)	$0.1

5)	During the second quarter of 2013, the Company ceased operations at its Paper PCC merchant plant in Walsum, Germany and reclassified such operations as discontinued.
	The following table details selected financial information for the Walsum plant included within discontinued operations in the Consolidated Statements of Income:
	(millions of dollars)	Quarter Ended
		Mar. 30,	Dec. 31,	Mar. 31,
		2014	2013	2013
	Net Sales	$0.0	$0.0	$0.8

	Production Margin	0.0	0.0	(1.0)
	Total Expenses	0.0	0.0	0.1

	Loss from operations	$0.0	$0.0	$(1.1)
	Benefit for taxes on income	0.0	0.0	(0.4)

	Loss from discontinued operations, net of tax	$0.0	$0.0	$(0.7)

6)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, April 25, 2014 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com).  The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
SALES DATA	Mar. 30,	Dec. 31,	Mar. 31,
	2014	2013	2013	Prior Qtr	Prior Year

United States	$134.4	$138.7	$139.8	(3)%	(4)%
International	110.0	117.9	110.7	(7)%	(1)%
Net Sales	$244.4	$256.6	$250.5	(5)%	(2)%

Paper PCC	$112.8	$122.0	$120.5	(8)%	(6)%
Specialty PCC	16.3	16.3	16.8	0%	(3)%
PCC Products	$129.1	$138.3	$137.3	(7)%	(6)%

Talc	$13.4	$12.7	$12.4	6%	8%
Ground Calcium Carbonate	17.2	16.1	17.2	7%	0%
Processed Minerals Products	$30.6	$28.8	$29.6	6%	3%

Specialty Minerals Segment	$159.7	$167.1	$166.9	(4)%	(4)%

Refractory products	$63.1	$68.2	$62.4	(7)%	1%
Metallurgical Products	21.6	21.3	21.2	1%	2%
Refractories Segment	$84.7	$89.5	$83.6	(5)%	1%

Net Sales	$244.4	$256.6	$250.5	(5)%	(2)%

SEGMENT OPERATING INCOME DATA

Specialty Minerals Segment	$21.5	$24.0	$23.3	(10)%	(8)%
% of Sales	13.5%	14.4%	14.0%
Refractories Segment	$9.2	$12.1	$6.9	(24)%	33%
% of Sales	10.9%	13.5%	8.3%
Unallocated Corporate Expenses	$(2.0)	$(2.6)	$(2.0)	(23)%	0%

Acquisition related transaction costs	$(5.1)	$0.0	$0.0	*	*

Consolidated	$23.6	$33.5	$28.2	(30)%	(16)%
% of Sales	9.7%	13.1%	11.3%

SPECIAL ITEMS

Specialty Minerals Segment	$0.0	$0.0	$0.0	*	*

Refractories Segment	$0.0	$(2.5)	$0.0	*	*

Acquisition related transaction costs	$5.1	$0.0	$0.0	*	*

Consolidated	$5.1	$(2.5)	$0.0	*	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (insurance settlement gain set forth in the above table), for the quarterly periods ended March 30, 2014, December 31, 2013 and March 31, 2013, constituting a reconciliation to GAAP operating income set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Mar. 30,	Dec. 31,	Mar. 31,
EXCLUDING SPECIAL ITEMS	2014	2013	2013	Prior Qtr.	Prior Year

Specialty Minerals Segment	$21.5	$24.0	$23.3	(10)%	(8)%
% of Sales	13.5%	14.4%	14.0%
Refractories Segment	$9.2	$9.6	$6.9	(4)%	33%
% of Sales	10.9%	10.7%	8.3%
Unallocated Corporate Expenses	$(2.0)	$(2.6)	$(2.0)	(23)%	0%

Consolidated	$28.7	$31.0	$28.2	(7)%	2%
% of Sales	11.7%	12.1%	11.3%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	(In Thousands of Dollars)
		March 30,	December 31,
		2014*	2013**

Current assets:
	Cash & cash equivalents	$493,035	$490,267
	Short-term investments	15,690	15,769
	Accounts receivable, net	217,299	204,449
	Inventories	91,614	89,169
	Prepaid expenses and other current assets	17,132	15,463
	Total current assets	834,770	815,117

	Property, plant and equipment	1,294,426	1,282,336
	Less accumulated depreciation	988,047	976,265
	Net property, plant & equipment	306,379	306,071

	Goodwill	64,274	64,432
	Other assets and deferred charges	31,821	31,927

	Total assets	$1,237,244	$1,217,547

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
	Short-term debt	$4,753	$5,504
	Current maturities of long-term debt	8,200	8,200
	Accounts payable	109,546	94,855
	Other current liabilities	57,823	72,335
	Total current liabilities	180,322	180,894

	Long-term debt	75,000	75,000
	Other non-current liabilities	87,236	87,245
	Total liabilities	342,558	343,139

	Total MTI shareholders' equity	867,681	847,538
	Non-controlling Interest	27,005	26,870
	Total shareholders' equity	894,686	874,408

	Total liabilities and shareholders' equity	$1,237,244	$1,217,547

*	Unaudited
**	Condensed from audited financial statements.